Exhibit 99.1

Press Release

TIDEWATER INC. • Pan-American Life Center • 601 Poydras Street, Suite 1500 • New Orleans, LA 70130 • Telephone (504) 568-1010 • Fax (504) 566-4582

Tidewater to Present at the 2013 Johnson Rice Energy Conference

NEW ORLEANS, September 26, 2013 – Tidewater Inc. (NYSE: TDW) announced today that Jeffrey M. Platt, President and CEO, and Joseph M. Bennett, Executive Vice President and Chief Investor Relations Officer, will present at the 2013 Johnson Rice Energy Conference in New Orleans, Louisiana, on Wednesday, October 2, 2013, at approximately 9:00 a.m. Central time. The presentation will be available via real-time webcast at http://www.tdw.com. Playback will be available on October 2, 2013 at approximately 11:00 a.m. Central time. Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a transcript of the presentation and a copy of the slides used by the presenters.

Tidewater is the leading provider of larger Offshore Service Vessels (OSVs) to the global energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.

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